Exhibit (l)(2)

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

September 28, 2026

BlackRock Capital Allocation Term Trust

100 Bellevue Parkway

Wilmington, Delaware 19809

Re:	Registration Statement on Form N-2:
1933 Act File No. 333-296758
1940 Act File No. 811-23564

Ladies and Gentlemen:

We have served as Maryland counsel to BlackRock Capital Allocation Term Trust, a Maryland statutory trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company (the “Company”), in connection with certain matters of Maryland law arising out of (a) the distribution of up to 106,276,002 transferable subscription rights (the “Rights”) to holders of record of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), as of the close of business on September 25, 2026, and (b) the registration of the offering and sale of up to 21,255,200 Common Shares (the “Shares”) upon exercise of the Rights. Each Share is issuable upon the exercise of five Rights. The distribution of the Rights and the offering and sale of the Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the 1940 Act.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.  The Registration Statement;

2.  The Prospectus, dated June 12, 2026, (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated September 28, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the issuance of the Rights and the Shares, substantially in the form in which it was transmitted to the Commission pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.  The certificate of trust of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

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September 28, 2026

4.  The Declaration of Trust of the Company (the “Declaration of Trust”), certified as of the date hereof by an officer of the Company;

5.  The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

6.  A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

7.  Resolutions adopted by the Board of Trustees of the Company relating to, among other matters, the registration of the issuance of the Rights and the Shares (the “Resolutions”), certified as of the date hereof by an officer of the Company;

8.  The Subscription Agent Agreement, dated as of September 25, 2026 (the “Subscription Agent Agreement”), by and among the Company, BlackRock Advisors, LLC, Computershare Inc. and Computershare Trust Company, N.A.;

9.  The form of Subscription Rights Certificate to subscribe for the Shares (the “Subscription Certificate”), certified as of the date hereof by an officer of the Company;

10.  A certificate executed by an officer of the Company, dated as of the date hereof; and

11.  Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.  Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.  Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.  Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms therein.

4.  All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect

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September 28, 2026

relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.  The Company is a statutory trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.  The issuance of the Rights has been duly authorized by all necessary trust action on the part of the Company and, upon the issuance and delivery of the Subscription Certificate by the Company in accordance with the Subscription Agent Agreement, the Resolutions and the Prospectus, the Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.  The sale and issuance of the Shares have been duly authorized and, when and if issued and paid for upon exercise of the Rights pursuant to the Resolutions, the Registration Statement and the Prospectus, the Shares will be validly issued, fully paid and nonassessable (except to the extent that under Section 3.8 of Article III of the Declaration of Trust the Board of Trustees has the power to cause each Shareholder (as defined in the Declaration of Trust) or each Shareholder of any particular series to pay directly, in advance or arrears, for certain charges of distribution of the Company’s custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Board of Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional shares which represents the outstanding amount of such charges due from such Shareholder).

In addition to the assumptions and qualifications set forth above, and without limiting the generality of such assumptions and qualifications, the opinion expressed in paragraph 2 above is also subject to (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the

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discretion of the court before which a proceeding is brought and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of the 1940 Act or other federal securities laws, or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP

145099-633218